Exhibit 5.1

Worldstar Engineering Holdings Limited 廣達工程控股有限公司	D +852 3656 6054
E nathan.powell@ogier.com
D +852 3656 6023
E janice.chu@ogier.com

Reference: JTC/SWL/513617.00001

30 June 2026

Dear Sirs

Worldstar Engineering Holdings Limited 廣達工程控股有限公司 (the Company)

We have acted as Cayman Islands counsel to the Company in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the Registration Statement), as filed with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Securities Act). The Registration Statement relates to the offering (the Offering) of an aggregate of 5,000,000 Class A Ordinary Shares (as defined in below) (the Public Offering Shares), plus an option to issue up to 15% of the Public Offering Shares to be sold in the Offering to cover the over-allotment option (the Over-allotment Option) to be granted to the underwriters of the Company (the Underwriters) (collectively, the IPO Shares).

We are furnishing this opinion as Exhibit 5.1, Exhibit 8.1 and Exhibit 23.2 to the Registration Statement.

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in the Documents (as defined in below). The headings herein are for convenience only and do not affect the construction of this opinion.

1	Documents examined

For the purposes of giving this opinion, we have examined originals, copies, or drafts of the following documents: (the Documents):

(a)	the certificate of incorporation of the Company dated 25 June 2025 issued by the Registrar of Companies of the Cayman Islands (the Registrar);

(b)	the memorandum and articles of association of the Company as adopted on incorporation (the Memorandum and Articles);

(c)	a certificate of good standing dated 16 June 2026 issued by the Registrar in respect of the Company (the Good Standing Certificate);

(d)	the register of directors of the Company as provided to us on 16 June 2026 (the Register of Directors);

(e)	the register of members of the Company as provided to us on 16 June 2026 (the Register of Members, together with the Register of Directors, the Registers);

(f)	a copy of the written resolutions of the sole director of the Company 24 June 2026 approving among others, the Company’s filing of the Registration Statement and issuance of and sale of the IPO Shares (the Board Resolutions);

(g)	a certificate dated 26 June 2026 as to certain matters of fact signed by the sole director of the Company (the Director’s Certificate); and

(h)	the Registration Statement.

Ogier Providing advice on British Virgin Islands, Cayman Islands and Guernsey laws Floor 11 Central Tower 28 Queen's Road Central Central Hong Kong T +852 3656 6000 F +852 3656 6001 ogier.com	Partners Nicholas Plowman Nathan Powell Anthony Oakes Oliver Payne Kate Hodson David Nelson Joanne Collett Dennis Li Cecilia Li	Yuki Yan David Lin Alan Wong Janice Chu Zhao Rong Ooi Rachel Huang** Florence Chan*‡ Richard Bennett**‡ James Bergstrom‡	* admitted in New Zealand ** admitted in England and Wales ‡ not ordinarily resident in Hong Kong

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in this paragraph 2 without having carried out any independent investigation or verification in respect of those assumptions:

(a)	all original documents examined by us are authentic and complete;

(b)	all copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete;

(c)	all signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine;

(d)	each of the Good Standing Certificate, the Director’s Certificate and the Registers is accurate and complete as at the date of this opinion;

(e)	all copies of the Registration Statement are true and correct copies and the Registration Statement conform in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated;

(f)	no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any shares of the Company and none of the shares have been offered or issued to residents of the Cayman Islands;

(g)	the Company is, and after the allotment and issuance of the IPO Shares, will be able to pay its liabilities as they fall due; and

(h)	there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the limitations and qualifications set forth in paragraph 4 below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar.

Authorised Share capital

(b)	The authorised share capital of the Company is US$50,000 divided into 250,000,000 class A ordinary shares of par value US$0.0001 each (the Class A Ordinary Shares) and 250,000,000 class B ordinary shares of par value US$0.0001 each (the Class B Ordinary Shares).

Corporate Authorisation

(c)	The Company has taken all requisite corporate action to authorise the issuance and sale of the IPO Shares.

Valid Issuance of IPO Shares

(d)	The IPO Shares, when issued and sold in accordance with the Registration Statement and the duly passed Board Resolutions and once consideration set forth in the Registration Statement is paid in full, will be validly issued, fully paid and non-assessable (meaning that no further sums will be payable with respect to them). Once the register of members of the Company has been updated to reflect the issuance of the IPO Shares, the shareholders recorded in the register of members will be deemed to have legal title to the IPO Shares set against their respective names.

Registration Statement - Taxation

(e)	The statements contained in the Registration Statement in the section headed “Cayman Islands Taxation”, in so far as they purport to summarise the laws or regulations of the Cayman Islands, are accurate in all material respects and that such statements constitute our opinion.

4	Limitations and Qualifications

4.1	We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Documents to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands; or

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Registration Statement, the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Registration Statement and any other agreements into which the Company may have entered or any other documents.

4.2

Under the Companies Act (Revised) (Companies Act) of the Cayman Islands annual returns in respect of the Company must be filed with the Registrar of Companies in the Cayman Islands, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will be vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

4.3	In good standing means only that as of the date of this opinion the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar of Companies. We have made no enquiries into the Company's good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Reliance

6.1	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings “Enforceability of Civil Liabilities”, “Cayman Islands Taxation” and “Legal Matters” of the Registration Statement. In giving such consent, we do not believe that we are “experts” within the meaning of such term used in the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

6.2	This opinion may be used only in connection with the offer and sale of the IPO Shares and while the Registration Statement is effective.

Yours faithfully

/s/ Ogier
Ogier